UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 9, 2005

                              AmNet Mortgage, Inc.
             (Exact name of registrant as specified in its charter)


Maryland                                1-13485                     33-0741174
(State or other jurisdiction    (Commission File Number)         (IRS Employer
of incorporation)                                          Identification No.)



                        10421 Wateridge Circle, Suite 250
                               San Diego, CA 92121
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 909-1200

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2005, the Compensation Committee of the Board of Directors of the company approved a base salary increase for Lisa Faulk, an executive officer of the company. Ms. Faulk's base salary increased from $225,000 per year to $260,000 per year. Ms. Faulk was also promoted to the position of Chief Administrative Officer. These terms modify the terms of her Executive Employment Agreement dated September 30, 2004.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable. (b) Not applicable. (c) Exhibits.

   Exhibit No      Description

   10.24A Modified terms to Executive Employment Agreement between AmNet Mortgage, Inc. and Lisa Faulk dated September 30, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   AmNet Mortgage, Inc.



   Date: August 15, 2005          /s/ Judith Berry
                                  -------------------------------------
                                  Judith Berry, Chief Financial Officer



                                  EXHIBIT INDEX

    Exhibit No     Description

    10.24A Modified terms to Executive Employment Agreement between AmNet Mortgage, Inc. and Lisa Faulk dated September 30, 2004.